Exhibit 99.1

AdTheorent Holding Company, Inc. Reports Fourth Quarter and Full-Year 2022 Results and Provides First Quarter and Full-Year 2023 Guidance

Reports double-digit growth in Connected Television (CTV) revenue and Active Customers; Disruptive product launches position AdTheorent for future growth

New York, NY — March 2, 2023 — AdTheorent Holding Company, Inc. (Nasdaq: ADTH) (“AdTheorent” or “the Company”), a programmatic digital advertising leader using advanced machine learning technology and privacy-forward solutions to deliver real-world value for advertisers and marketers, today announced fourth quarter and full-year 2022 financial results.

“We accomplished many great things in our first year as a public company, such as expanding our technological advantage over competing CTV products, growing CTV revenue by 54%, growing our Active Customer base by 12%, revolutionizing the concept of what a targetable programmatic ‘Audience’ can be with the launch of our Platform’s Audience Builder and our highly customized Health Audience Builder, and launching our Direct Access business -- which is the only self-service demand side platform that offers a privacy-forward alternative to the dated, user-profile focused methods used by competitors,” said Jim Lawson, AdTheorent’s Chief Executive Officer.

“AdTheorent's advanced machine learning technology and rapidly expanding privacy-forward solutions have helped the Company stand out in a crowded market, and we are committed to continued innovation and profitable growth in 2023,” Lawson continued.

“For the fourth quarter and full year of 2022, we generated revenue, adjusted gross profit, and adjusted EBITDA above the high end of our outlook ranges. We increased cash flow growth in 2022 versus 2021 due to better operating cash flow performance and lower one-time costs related to the business combination,” stated Patrick Elliott, Chief Financial Officer. “Looking ahead, we expect growth in revenue, despite a challenging macroeconomic environment, and we remain focused on investment, profitability and cash flow.”

Fourth Quarter 2022 Financial Highlights:

•
Revenue: Revenue decreased by $3.2 million in fourth quarter 2022, or 5.8%, to $51.8 million from $55.0 million in fourth quarter 2021.
•
Gross Profit: Gross Profit decreased to $26.5 million in fourth quarter 2022, a decrease of $3.1 million, or 10.3%, as compared to fourth quarter 2021. Gross Profit Margin was 51.3%, compared to 53.8% in fourth quarter 2021.
•
Adjusted Gross Profit*: Adjusted Gross Profit* decreased to $33.7 million in fourth quarter 2022, a decrease of $2.6 million, or 7.2%, as compared to fourth quarter 2021. Adjusted Gross Profit Margin was 65.2%, compared to 66.1% in fourth quarter 2021.
•
Net Income: Net Income decreased $11.7 million in fourth quarter 2022, or 60.7%, to $7.6 million from $19.3 million in fourth quarter 2021.
•
Adjusted EBITDA*: Adjusted EBITDA* decreased to $10.1 million in fourth quarter 2022, a decrease of $5.1 million, or 33.6%, as compared to fourth quarter 2021. Adjusted EBITDA* as a percentage of Adjusted Gross Profit* of 30.0% represented a decrease from 42.0% in fourth quarter 2021.

Full-Year 2022 Financial Highlights:

•
Revenue: Revenue increased by $0.7 million in full-year 2022, or 0.4%, to $166.1 million from $165.4 million in full-year 2021.

•
Gross Profit: Gross Profit decreased to $82.6 million in full-year 2022, a decrease of $5.0 million, or 5.7%, as compared to the 2021. Gross Profit Margin decreased to 49.8%, down from 53.0% in full-year 2021.
•
Adjusted Gross Profit*: Adjusted Gross Profit* increased to $109.8 million in full-year 2022, an increase of $0.5 million, or 0.4%, as compared to full-year 2021. Adjusted Gross Profit Margin remained at 66.1% in both 2022 and 2021.
•
Net Income: Net Income increased $3.4 million in full-year 2022, or 13.3%, to $28.8 million from $25.4 million in full-year 2021.
•
Adjusted EBITDA*: Adjusted EBITDA* decreased to $22.3 million in full-year 2022, a decrease of $20.7 million, or 48.1%, as compared to full-year 2021. Adjusted EBITDA* as a percentage of Adjusted Gross Profit* of 20.3% represented a decrease from 39.3% in full-year 2021.

Business and Operating Highlights:

•
Active Customers grew by 38, or 12% year-over year, to 347 as of December 31, 2022.
•
Connected TV (“CTV”) revenue, increased approximately 46% and 54% for the fourth quarter and full-year, respectively, compared to the same periods in 2021.
•
Direct Access impressions increased 79% in fourth quarter 2022, compared to third quarter 2022, due to value provided by AdTheorent’s privacy-forward, machine learning powered and ID-independent performance platform.
•
AdTheorent predictive models now have access to more than 1,000 attributes for impression scoring, up from 200 in 2021, further distancing campaign performance capabilities versus other demand side platforms, or DSPs.
•
During the fourth quarter, the Company continued to introduce industry-leading products and product enhancements:
•
AdTheorent's Audience Builder Interface (“ABi”) revolutionizes the concept of what a targetable programmatic “audience” can be, enabling advertisers to use their first-party data and/or AdTheorent platform data to create customized, ID-independent audiences that are powered by AdTheorent’s “audience quality” algorithms.
•
AdTheorent's Health Audience Builder Interface (“HABi”) customizes ABi for the Health vertical, leveraging anonymized and primary-sourced pharmacy and medical claims data to allowing advertisers to explore, create and activate new ID-free AdTheorent Predictive Health Audiences in a matter of hours, rather than the weeks or months that it takes to curate traditional health audience segments (which are ID-based).
•
The Company deployed additional enhancements to its performance-first CTV offering, including increasing inventory supply and targeting capabilities through premium publisher partnerships, and implementing tools which quantify AdTheorent’s incremental value to advertisers’ traditional linear television activity.
•
The Company received industry recognition in 2022 for advancements that elevate the state of programmatic advertising including:
•
AdExchanger Top 50 Programmatic Power Player
•
Digiday Technology Award for “Best Mobile Marketing Platform”
•
B.I.G. Innovation Award recognizing AdTheorent’s Privacy-Forward Machine Learning Platform (6th consecutive win)

•
AI Breakthrough Award for Machine Learning in Advertising (5th consecutive win)
•
MarTech Breakthrough Award (3rd consecutive win)
•
Crain’s New York Best Places to Work (9th consecutive win)

*We prepare our consolidated financial statements in accordance with the U.S. generally accepted accounting principles (“GAAP”). Adjusted Gross Profit and Adjusted EBITDA are non-GAAP financial measures. See the supplementary schedules in this press release for a discussion of how we define and calculate these measures and a reconciliation thereof to the most directly comparable GAAP measures.

2023 Financial Outlook

The Company's growth may continue to be impacted in 2023 by macroeconomic factors beyond its control, such as inflationary pressures and recessionary fears. Based on the current business environment, recent performance and the current trends in the marketplace and subject to the risks and uncertainties inherent in forward-looking statements, the Company's outlook for the first quarter and full-year 2023 includes the following:

First quarter of 2023:

•
Revenue in the range of $31.0 million to $33.0 million.
•
Adjusted Gross Profit* of approximately 65% of revenue.
•
Adjusted EBITDA* approximately breakeven.

Full-year ending December 31, 2023:

•
Revenue to grow compared to 2022.
•
Adjusted Gross Profit* between 64% to 65% of revenue.
•
Adjusted EBITDA* margin of between 16% and 19% of Adjusted Gross Profit*.

Although the Company provides guidance for Adjusted EBITDA, it is not able to provide guidance for net income, the most directly comparable GAAP measure. Certain elements of the composition of net income, including equity-based compensation, are not predictable, making it impractical for us to provide guidance on net income or to reconcile our Adjusted EBITDA guidance to net income without unreasonable efforts. Similarly, although the Company provides guidance for Adjusted Gross Profit, it is not able to provide guidance for Gross Profit, the most directly comparable GAAP measure. Certain elements of the composition of Gross Profit, including equity-based compensation, are not predictable, making it impractical for the Company to provide guidance on Gross Profit or to reconcile our Adjusted Gross Profit guidance to Gross Profit without unreasonable efforts. For the same reasons, the Company is unable to address the probable significance of the unavailable information regarding net income and Gross Profit, which could be material to future results.

About AdTheorent:

AdTheorent (Nasdaq: ADTH) uses advanced machine learning technology and privacy-forward solutions to deliver impactful advertising campaigns for marketers. AdTheorent's advanced machine learning platform powers its predictive targeting, geo-intelligence, audience extension solutions and in-house creative capability, Studio A\T. Leveraging only non-sensitive data and focused on the predictive value of machine learning models, AdTheorent's product suite and flexible transaction models allow advertisers to identify the most qualified potential consumers coupled with the optimal creative experience to deliver superior results, measured by each advertiser's real-world business goals. AdTheorent is headquartered in New York, with fourteen offices across the United States and Canada.

AdTheorent is consistently recognized with numerous technology, product, growth and workplace awards. AdTheorent was named an AdExchanger 2022 Top 50 Programmatic Power Player and was honored with an AI Breakthrough Award and “Most Innovative Product” (B.I.G. Innovation Awards) for six consecutive years. Additionally, AdTheorent is the only six-time recipient of Frost & Sullivan's “Digital Advertising Leadership Award.” In September 2022, evidencing its continued prioritization of its team, AdTheorent was named a Crain’s Top 100 Best Place to Work in NYC for the ninth consecutive year. AdTheorent ranked fifth in the Large Employer Category and 17th Overall in 2022. For more information, visit adtheorent.com.

Conference Call and Webcast Details:

AdTheorent will host a conference call and webcast at 4:30 p.m. ET today, March 2, 2023, to discuss its fourth quarter and fiscal year 2022 financial results and business highlights. The conference call can be accessed by (800) 715-9871 from the United States and Canada or (646) 307-1963 International with Conference ID 7530144. The live webcast of the conference call and other materials related to AdTheorent’s financial performance can be accessed from AdTheorent’s investor relations website at investors.adtheorent.com.

Following the completion of the call until 11:59 p.m. ET on Thursday, March 9, 2023, a telephone replay will be available by dialing (800) 770-2030 from the United States and Canada or (609) 800-9909 International with Conference ID 7530144. A webcast replay will also be available at investors.adtheorent.com for 12 months.

Forward-Looking Statements:

This communication contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements contained in this press release relate to, among other things, the Company’s projected financial performance and operating results, including projected revenue, Adjusted Gross Profit and Adjusted EBITDA, as well as statements regarding inflationary pressures and recessionary fears.

Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, the market for programmatic advertising developing slower or differently than the Company’s expectations, the demands and expectations of clients and the ability to attract and retain clients and other economic, competitive, governmental and technological factors outside of the Company's control, that may cause the Company's business, strategy or actual results to differ materially from the forward-looking statements. The Company does not intend and undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law. Investors are referred to AdTheorent's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and any subsequent filings on Forms 10-Q or 8-K, for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement.

Investor Contact:

April Scee, ICR

AdTheorentIR@icrinc.com

(646) 277-1219

Press Contact:

Melanie Berger, AdTheorent

Press@adtheorent.com

(850) 567-0082

ADTHEORENT HOLDING COMPANY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited; in thousands, except per share data)

	As of December 31,
	2022	2021
ASSETS
Current assets
Cash	$72,579	$100,093
Accounts receivable, net	56,027	55,936
Income tax recoverable	145	95
Prepaid expenses	1,466	3,801
Total current assets	130,217	159,925
Property and equipment, net	520	409
Operating lease right-of-use-assets	5,732	—
Investment in SymetryML	789	—
Customer relationships, net	4,475	8,986
Other intangible assets, net	6,708	7,608
Goodwill	34,842	35,778
Deferred income taxes, net	6,962	434
Other assets	359	402
Total assets	$190,604	$213,542

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	9,479	12,382
Accrued compensation	8,939	10,530
Accrued expenses	6,224	4,664
Operating lease liabilities, current	1,265	—
Total current liabilities	25,907	27,576
Revolver borrowings	—	39,017
SAFE Notes	—	2,950
Warrants	2,298	12,166
Seller's Earn-Out	773	18,081
Operating lease liabilities, non-current	6,201	—
Deferred rent	—	1,869
Total liabilities	35,179	101,659
Commitments and contingencies

Stockholders’ equity
Preferred Stock	—	—
Common Stock	9	9
Additional paid-in capital	83,566	70,778
Retained earnings	71,850	42,512
Total stockholders’ equity attributable to AdTheorent Holding Company, Inc.	155,425	113,299
Noncontrolling interests in consolidated subsidiaries	—	(1,416)
Total stockholders' equity	155,425	111,883
Total liabilities and stockholders’ equity	$190,604	$213,542

ADTHEORENT HOLDING COMPANY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited; in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue	$51,781	$54,997	$166,082	$165,365
Operating expenses:
Platform operations	25,237	25,402	83,444	77,770
Sales and marketing	11,478	13,110	44,018	38,799
Technology and development	4,251	4,347	16,644	12,393
General and administrative	5,264	22,237	20,697	35,424
Total operating expenses	46,230	65,096	164,803	164,386
Income (loss) from operations	5,551	(10,099)	1,279	979
Interest income (expense), net	322	(596)	263	(2,404)
Gain on change in fair value of Seller's Earn-Out	1,644	23,399	17,308	23,399
Gain on change in fair value of warrants	1,607	6,783	9,868	6,783
Gain on deconsolidation of SymetryML	—	—	1,939	—
Loss on change in fair value of SAFE Notes	—	—	(788)	—
Loss on fair value of investment in SymetryML Holdings	(23)	—	(72)	—
Other income (expense), net	3	2	(21)	22
Total other income, net	3,553	29,588	28,497	27,800
Net income before provision for income taxes	9,104	19,489	29,776	28,779
Provision for income taxes	(1,528)	(219)	(988)	(3,360)
Net income	$7,576	$19,270	$28,788	$25,419
Less: Net loss attributable to noncontrolling interest	—	245	550	784
Net income attributable to AdTheorent Holding Company, Inc.	$7,576	$19,515	$29,338	$26,203
Earnings per share:
Basic	$0.09	$0.31	$0.34	$0.43
Diluted	$0.08	$0.28	$0.32	$0.39
Weighted-average common shares outstanding:
Basic	86,874,191	62,412,450	86,222,972	60,510,847
Diluted	91,822,577	70,039,978	92,621,822	67,942,423

ADTHEORENT HOLDING COMPANY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited; in thousands)

	Year Ended December 31,
	2022	2021
Cash flows from operating activities
Net income	$28,788	$25,419
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for bad debt	334	15
Amortization expense	7,830	8,345
Depreciation expense	193	148
Amortization of debt issuance costs	55	155
Gain on change in fair value of Seller's Earn-Out	(17,308)	(23,399)
Gain on change in fair value of warrants	(9,868)	(6,783)
Gain on deconsolidation of SymetryML	(1,939)	—
Loss on change in fair value of SAFE notes	788	—
Loss on fair value of investment in SymetryML Holdings	72	—
Deferred tax benefit	(6,528)	(2,891)
Equity-based compensation	11,188	5,823
Seller's Earn-Out equity-based compensation	1,364	55
Loss on disposal of intangible assets	—	2
Changes in operating assets and liabilities:
Accounts receivable	(425)	(8,936)
Income taxes recoverable	(50)	37
Prepaid expenses and other assets	3,307	(2,784)
Accounts payable	(2,844)	(183)
Accrued expenses and other liabilities	(1,039)	(1,336)
Net cash provided by (used in) operating activities	$13,918	$(6,313)
Cash flows from investing activities
Capitalized software development costs	(2,797)	(2,081)
Purchase of property and equipment	(330)	(218)
Decrease in cash from deconsolidation of SymetryML	(69)	—
Net cash used in investing activities	$(3,196)	$(2,299)
Cash flows from financing activities
Cash received for exercised options	459	18
Proceeds from Reverse Recapitalization, net of offering costs paid	—	77,667
(Payments) proceeds from revolver borrowings	(39,017)	39,017
Payment of financing costs	—	(277)
Proceeds from SAFE notes	200	1,700
Proceeds from SymetryML preferred stock issuance	400	—
Payment of term loan	—	(26,187)
Restricted shares withheld for taxes	(278)	—
Net cash (used in) provided by financing activities	$(38,236)	$91,938
Net (decrease) increase in cash	(27,514)	83,326
Cash at beginning of period	100,093	16,767
Cash at end of period	$72,579	$100,093

Non-GAAP Financial Measures

We use financial measures that are not calculated in accordance with U.S. GAAP, including Adjusted EBITDA and Adjusted Gross Profit. Our management believes that this information can assist investors in evaluating our operational trends, financial performance, and cash generating capacity and make strategic decisions. Management believes these non-GAAP measures allow investors to evaluate our financial performance using some of the same measures as management.

Because of the limitations associated with these non-GAAP financial measures, “Adjusted Gross Profit,” “EBITDA,” “Adjusted EBITDA,” “Adjusted Gross Profit as a percentage of Revenue” and “Adjusted EBITDA as a percent of Adjusted Gross Profit” should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using non-GAAP measures on a supplemental basis. You should review the reconciliation of the non-GAAP financial measures below and not rely on any single financial measure to evaluate our business.

The tables below show our non-GAAP financial metrics reconciled to the comparable GAAP financial metrics included in this release.

Adjusted Gross Profit

Adjusted Gross Profit is a non-GAAP profitability measure. Adjusted Gross Profit is a non-GAAP financial measure of campaign profitability, monitored by management and the board, used to evaluate our operating performance and trends, develop short- and long-term operational plans, and make strategic decisions regarding the allocation of capital. We believe this measure provides a useful period-to-period comparison of campaign profitability and is useful information to investors and the market in understanding and evaluating our operating results in the same manner as our management and board. Gross profit is the most comparable GAAP measurement, which is calculated as revenue less platform operations costs. In calculating Adjusted Gross Profit, we add back other platform operations costs, which consist of amortization expense related to capitalized software, depreciation expense, allocated costs of personnel which set up and monitor campaign performance, and platform hosting, license, and maintenance costs, to gross profit.

The following table sets forth a reconciliation of revenue to adjusted gross profit for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(In thousands)
Revenue	$51,781	$54,997	$166,082	$165,365
Less: Platform operations	25,237	25,402	83,444	77,770
Gross Profit	26,544	29,595	82,638	87,595
Add back: Other platform operations	7,203	6,753	27,182	21,748
Adjusted Gross Profit	$33,747	$36,348	$109,820	$109,343

EBITDA and Adjusted EBITDA

EBITDA is a non-GAAP financial measure defined by us as net income (loss), before interest expense, net, depreciation, amortization and income tax expense. Adjusted EBITDA is defined as EBITDA before stock compensation expense, transaction costs, management fees, non-core operations and other non-recurring items. Net income (loss) is the most comparable GAAP measurement.

Collectively these non-GAAP financial measures are key profitability measures used by our management and board to understand and evaluate our operating performance and trends, develop short-and long-term operational plans and make strategic decisions regarding the allocation of capital. We believe that these measures can provide useful period-to-period comparisons of campaign profitability. Accordingly, we believe that these measures provide useful information to investors and the market in understanding and evaluating our operating results in the same manner as our management and board.

The following table sets forth a reconciliation of net income to Adjusted EBITDA for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(in thousands)
Net income	$7,576	$19,270	$28,788	$25,419
Interest (income) expense, net	(322)	596	(263)	2,404
Tax provision	1,528	219	988	3,360
Depreciation and amortization	2,008	2,139	8,023	8,493
EBITDA	$10,790	$22,224	$37,536	$39,676
Equity based compensation	2,561	5,441	11,188	5,823
Seller's Earn-Out equity-based compensation	—	55	1,364	55
Transaction costs (1)	—	12,258	(131)	15,603
Gain on change in fair value of Seller's Earn-Out (2)	(1,644)	(23,399)	(17,308)	(23,399)
Gain on change in fair value of warrants (3)	(1,607)	(6,783)	(9,868)	(6,783)
Gain on deconsolidation of SymetryML (4)	—	—	(1,939)	—
Loss on change in fair value of SAFE Notes (5)	—	—	788	—
Loss on fair value of investment in SymetryML Holdings	23	—	72	—
Separation expense related to headcount reductions	—	—	270	—
Management fees (6)	—	4,954	—	5,607
Lease termination fee	—	—	—	4,243
Non-core operations (7)	—	499	351	2,155
Adjusted EBITDA	$10,123	$15,249	$22,323	$42,980
(1)
Includes professional fees directly related to the SPAC merger with MCAP Acquisition Corporation (the “Business Combination”) on December 22, 2021.
(2)
In connection with the Business Combination, a Seller's Earn-Out liability was recorded. The gain represents the increase in fair value of the Seller's Earn-Out in the year ended December 31, 2022.
(3)
In connection with the Business Combination, a liability for warrants was recorded. The gain represents the increase in fair value of the warrants in the year ended December 31, 2022.
(4)
On March 31, 2022, the Company deconsolidated SymetryML which resulted in a gain. Refer to Note 19 — SymetryML and SymetryML Holdings of the Company's Condensed Consolidated Financial Statements, included in its Form 10-K as of December 31, 2022 filed today, for more information.
(5)
On March 31, 2022, the SAFE Notes (defined below) were valued which resulted in a loss. Refer to Note 19 — SymetryML and SymetryML Holdings of the Company's Condensed Consolidated Financial Statements, included in its Form 10-K as of December 31, 2022 filed today, for more information.
(6)
On December 22, 2016, the Company closed a growth recapitalization transaction with H.I.G. Capital. The agreements related to fees paid to H.I.G. Capital were discontinued effective December 22, 2021, the closing date of the Business Combination.
(7)
Effective as of March 1, 2020, the Company effectuated a contribution of its SymetryML department into a new subsidiary, SymetryML, Inc. The Company periodically raised capital to fund Symetry operations, by entering into Simple Agreement for Future Equity Notes (“SAFE Notes”) with several parties. The Company viewed SymetryML operations as non-core, and did not fund future operational expenses incurred in excess of SAFE Note funding secured. Effective March 31, 2022, the Company deconsolidated SymetryML. Refer to Note 19 — SymetryML and SymetryML Holdings of the Company's Condensed Consolidated Financial Statements, included in its Form 10-K as of December 31, 2022 filed today, for more information.

The following table presents Adjusted EBITDA as a percentage of Adjusted Gross Profit and Adjusted Gross Profit as a percentage of Revenue:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(In thousands, except for percentages)
Gross Profit	$26,544	$29,595	$82,638	$87,595
Net income	$7,576	$19,270	$28,788	$25,419
Net income as a percentage of Gross Profit	28.5%	65.1%	34.8%	29.0%
Adjusted Gross Profit	$33,747	$36,348	$109,820	$109,343
Adjusted EBITDA	$10,123	$15,249	$22,323	$42,980
Adjusted EBITDA as a percentage of Adjusted Gross Profit	30.0%	42.0%	20.3%	39.3%
Gross Profit	$26,544	$29,595	$82,638	$87,595
Revenue	$51,781	$54,997	$166,082	$165,365
Gross Profit as a percentage of Revenue	51.3%	53.8%	49.8%	53.0%
Revenue	$51,781	$54,997	$166,082	$165,365
Adjusted Gross Profit	$33,747	$36,348	$109,820	$109,343
Adjusted Gross Profit as a percentage of Revenue	65.2%	66.1%	66.1%	66.1%